Exhibit 99.6

PHG SAN ANTONIO, LLC

FINANCIAL STATEMENTS

Six Months Ended June 30, 2015 and 2014

PHG SAN ANTONIO, LLC

BALANCE SHEETS

June 30, 2015 and 2014

	June 30, 2015	June 30, 2014
ASSETS

CURRENT ASSETS
Cash	$110,348	$63,344
Cash restricted for insurance and real estate tax	168,958	346,417
Accounts receivable, net of an allowance for doubtful accounts of $4,796 and $2,400	63,406	52,185
Inventory, net	4,120	3,125
Prepaid expenses	54,165	68,452

Total current assets	400,997	533,523

PROPERTY AND EQUIPMENT, NET	11,277,864	8,508,302

OTHER ASSETS
Intangible assets, net	268,591	238,531
Deposits	750	40,750

Total other assets	269,341	279,281

Total assets	$11,948,202	$9,321,106

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term note payable	$24,000	$—
Accounts payable	333,989	1,304,513
Due to member	40,000	25,000
Accrued expenses	209,889	151,781

Total current liabilities	607,878	1,481,294

LONG-TERM LIABILITIES
Note payable, net of current maturities	11,196,000	6,700,000

MEMBERS’ EQUITY	144,324	1,139,812

Total liabilities and members’ equity	$11,948,202	$9,321,106

See notes to financial statements.

PHG SAN ANTONIO, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY

Six months Ended June 30, 2015 and 2014

	June 30, 2015	June 30, 2014

NET REVENUES
Room revenue	$1,702,767	$786,680
Food and beverage revenue	22,826	4,973
Other revenue	107,158	37,772

	1,832,751	829,425
COST OF SALES	46,302	15,259

GROSS PROFIT	1,786,449	814,166

OPERATING EXPENSES
Hotel operating expenses	1,010,504	635,087
General and administrative	498,277	900,400

	1,508,781	1,535,487

INCOME (LOSS) FROM OPERATIONS	277,668	(721,321)

OTHER INCOME (EXPENSE)
Interest expense	(374,196)	(194,728)
Interest income	144	70

	(374,052)	(194,658)

NET LOSS	(96,384)	(915,979)

MEMBERS’ EQUITY

Beginning members’ equity	240,708	2,055,791

Ending members’ equity	$144,324	$1,139,812

See notes to financial statements.

PHG SAN ANTONIO, LLC

STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2015 and 2014

	June 30, 2015	June 30, 2014
OPERATING ACTIVITIES
Net loss	$(96,384)	$(915,979)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	319,810	688,954
Amortization	9,164	24,105

	232,590	(202,920)
Changes in operating assets and liabilities:
Accounts receivable, net	47,860	65,463
Inventory, net	(930)	(1,215)
Prepaid expenses	(3,653)	(29,774)
Due to member	—	25,000
Accounts payable	(241,857)	1,178,944
Accrued expenses	47,186	(74,948)

Net cash provided by operating activities	81,196	960,550

INVESTING ACTIVITIES
Capital additions	(374,027)	(1,522,401)
Decrease (increase) in restricted cash	361,814	(182,545)

Net cash used by investing activities	(12,213)	(1,704,946)

FINANCING ACTIVITIES
Proceeds from note payable	—	707,338
Repayments on note payable	—	(39,587)

Net cash provided by financing activities	—	667,751

NET INCREASE (DECREASE) IN CASH	68,983	(76,645)

CASH
Beginning of year	41,365	139,989

End of year	$110,348	$63,344

See notes to financial statements.

PHG SAN ANTONIO, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - PHG San Antonio, LLC (the “Company”) is a Georgia limited liability company formed on May 6, 2010, and organized for the purpose of purchasing and managing a hotel in San Antonio, Texas. On July 22, 2010, the Company entered into a management agreement with Peachtree Hospitality Management, LLC (the “Manager”) to act as manager and exclusive agent to manage the hotel. On July 22, 2010, the Company entered into an operating agreement with The Sheraton LLC., to operate the hotel as “Four Points by Sheraton San Antonio Airport.” Effective November 8, 2014, the Company entered into an operating agreement with Marriott to operate the hotel as “SpringHill Suites San Antonio Downtown/Riverwalk.”

Financial Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition - Revenue is generally recognized as services are performed. Revenues are primarily derived from room rentals and food and beverage sales.

Accounts Receivable - Accounts receivable consist primarily of room charges due from third party reservation agencies and individual guests. An allowance for doubtful accounts is established for possible losses on the collection of amounts based upon periodic review of credit risks. Customers not making payments in accordance with terms offered or historical practices are deemed to be past due. Accounts are written off against the allowance when management determines that probability of collection is remote.

The balance of the allowance was $4,796 and $2,400 at June 30, 2015 and 2014.

Inventories - Inventories are valued at the lower of cost (first-in, first-out method) or market with estimates of quantities and prices used in some cases.

Property and Equipment - Property and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Routine repairs and maintenance are charged to expense when incurred. When property and equipment are retired or sold, the related cost and accumulated depreciation are removed from the respective accounts, and the resulting gains and losses are included in income.

The Company reviews for impairment of long-lived assets in accordance with accounting standards. These standards require companies to determine if changes in circumstances indicate that the carrying amount of its long-lived assets may not be recoverable. If a change in circumstances warrants such an evaluation, undiscounted future cash flows from the use and ultimate disposition of the asset, as well as respective market values, are estimated to determine if an impairment exists. Management believes that there has been no impairment of the carrying value of its long-lived assets at June 30, 2015 and 2014.

Income Taxes - The Company is organized as a limited liability company and is treated as a partnership for tax purposes. In lieu of corporate income taxes, the member of a limited liability company is taxed on his/her proportionate share of the Company’s taxable income. Therefore, no provision of liability for federal or state income taxes has been included in these financial statements.

PHG SAN ANTONIO, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Accounting for Uncertainty in Income Taxes - The Company has adopted accounting rules that prescribe when to recognize, and how to measure, the financial statement effects of income tax positions taken, or expected to be taken, on its income tax returns. These rules require management to evaluate the likelihood that, upon examination by relevant taxing jurisdictions, those income tax positions would be sustained. Based on that evaluation, the Company only recognizes the maximum benefit of each income tax position that is more than 50% likely of being sustained. To the extent that all, or a portion of, the benefits of an income tax position are not recognized, a liability would be recognized for the unrecognized benefits, along with any interest and penalties that would result from disallowance of the position. Should any such penalties and interest be incurred, they would be recognized as operating expenses.

Based on the results of management’s evaluation, no liability has been recognized in the accompanying balance sheet for unrecognized income tax positions. Further, no interest or penalties have been accrued or charged to expense as of June 30, 2015, or for the six months then ended. The federal and state income tax returns of the Company for 2012, 2013, and 2014 are subject to examination by taxing authorities, generally for three years after the due date.

Advertising - Advertising costs are expensed as incurred. Advertising expense was $44,868 and $2,179 for the six months ended June 30, 2015 and 2014.

Subsequent Events - In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 16, 2015, the date the financial statements were available to be issued.

NOTE 2 - PROPERTY AND EQUIPMENT

	June 30, 2015	June 30, 2014
Buildings	$8,381,053	$5,453,899
Construction in process	374,027	1,614,794
Furniture and fixtures	1,408,391	1,433,529
Land	1,935,810	1,935,810
Land improvements	274,765	231,420

Total cost	12,374,046	10,669,452
Less accumulated depreciation	1,096,182	2,161,150

	$11,277,864	$8,508,302

Depreciation expense for the six months ended June 30, 2015 and 2014 was $319,810 and $688,954.

PHG SAN ANTONIO, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INTANGIBLE ASSETS

Intangible assets consist of franchise costs paid to Marriott International, Inc. and loan fees associated with the Company’s note payable. The franchise costs total $40,000 and loan fees total $248,640. These amounts are presented net of accumulated amortization of $20,050 and $2,680 for the six months ended June 30, 2015 and 2014. The franchise costs are being amortized over the life of the franchise agreement which totals twenty years. Loan fees are being amortized over a period of fifteen years. Total amortization expense for the six months ended June 30, 2015 and 2014 was $9,164 and $24,105.

NOTE 4 - NOTES PAYABLE

	June 30, 2015	June 30, 2014

Note payable to a bank, secured by a building, currently requiring interest only payments. Principal payments of $12,000 a month begin in May 2016 with a lump sum of all remaining principal due at maturity on May 1, 2018. The note bears interest at LIBOR plus 6.25%, an effective rate of 6.44% at June 30, 2015.	$11,220,000	$6,700,000

Current maturities of long-term note payable	(24,000)	—

	$11,196,000	$6,700,000

Maturities of long-term liabilities over the subsequent three years are as follows:

2016		$24,000
2017		144,000
2018		11,052,000

		$11,220,000

Interest expense on notes payable was $374,196 and $194,728 for the six months ended June 30, 2015 and 2014.

NOTE 5 - RELATED PARTY TRANSACTIONS

During 2013, the Company entered into a management agreement with the Manager, an affiliated entity. In accordance with the agreement, the Manager is to receive a monthly fee of 4% of the preceding month’s gross revenues as defined in the agreement. In addition, the Manager is to receive a monthly accounting fee of $1,000. For the six months ended June 30, 2015 and 2014, the Manager earned management fees of $73,316 and $33,180 and accounting fees of $6,000.

At June 30, 2015 and 2014, due to member in the amounts of $40,000 and $25,000 consists of funds advanced from Peachtree Hotel Group, II, LLC. These amounts are due on demand. At June 30, 2015 and 2014, the Company owed the Manager $11,397 and $1,391 in total fees. The Company also owed $302,393 and $25,250 to Peachtree Hotel Group II, LLC, one of the members of the Company which is included in accounts payable at June 30, 2015 and 2014.

PHG SAN ANTONIO, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - SUPPLEMENTAL CASH FLOW INFORMATION

	2015	2014

Cash paid during the six months ended June 30 for:

Interest	$374,196	$186,945

Noncash transactions:

Note payable paid off through issuance of new note payable	$—	$5,751,452

Loan fees paid off through issuance of new note payable	$—	$241,210

NOTE 7 - SUBSEQUENT EVENTS

Subsequent to June 30, 2015, the Company entered into an agreement to sell the hotel to Condor Hospitality Trust, Inc. Upon completion of the sale, Peachtree Hospitality Management, LLC is to remain as the Manager of the hotel.